Exhibit 99.1

For Immediate Release
Contact:
Dennis Craven (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces Strong Second-Quarter 2006 Earnings

PALM BEACH, Fla., August 8, 2006—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale properties throughout the United States, today announced results for the three months and six months ended June 30, 2006.

	Q2 2006	Q2 2005	% Change*	YTD 2006	YTD 2005	% Change*
Total revenue	$73,190	$64,070	14%	$137,793	$119,169	16%
Net income applicable to common shareholders	$8,473	$5,176	64%	$11,673	$4,348	168%
Diluted income per share	$0.19	$0.12	58%	$0.27	$0.10	170%
Funds from operations (FFO)	$18,430	$15,108	22%	$31,872	$22,340	43%
Adjusted FFO	$18,488	$15,536	19%	$31,426	$25,520	23%
FFO per share	$0.39	$0.32	22%	$0.67	$0.48	40%
Adjusted FFO per share	$0.39	$0.33	18%	$0.66	$0.55	20%
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$27,907	$23,074	21%	$50,389	$40,422	25%
Adjusted EBITDA	$27,965	$23,502	19%	$49,868	$42,112	18%

*	In thousands, except per share and percentage change data

FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not GAAP (generally accepted accounting principles) financial measures and are discussed in further detail and reconciled to net income applicable to common shareholders later in this press release.

Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA exclude other charges and discontinued operations.

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Operating Results

Revenue per available room (RevPAR) at the company’s 65 comparable hotels rose 7.6 percent to $88.22 for the second quarter 2006, driven by a 7.8 percent increase in average daily rate (ADR) to $112.30 with occupancy essentially unchanged at 78.6 percent. For the six months ended June 30, 2006, the company reported an increase in RevPAR of 7.8 percent to $84.17, driven by a 7.3 percent increase in ADR to $111.00 and a 40 basis point improvement in occupancy. The comparable hotels exclude two hotels acquired in 2005, the Westin Morristown and the Boston Bullfinch hotels, and the Louisville, Ky., Montvale and Atlantic City, N.J. hotels that were acquired prior to 2005 and are either closed for renovation and conversion or were closed for a portion of 2005.

“We had a very positive quarter, reporting solid operating gains across our portfolio, with our operators continuing to focus on driving rate,” said Jeffrey H. Fisher, chief executive officer and president. “We have been active with our recently announced pending acquisitions of five hotels, and our conversions and developments are well under way. Industry fundamentals remain positive in the third year of recovery, with demand continuing in a strong uptrend, particularly among business travelers, and constrained new supply additions.”

The 2006 second quarter RevPAR improvement reflects a 21.0 percent increase in RevPAR at the company’s eight Silicon Valley, Calif. hotel properties, driven by a 7.9 percentage point rise in occupancy to 84.7 percent and a 9.7 percent advance in ADR to $119.67. Year to date, the Silicon Valley properties experienced a 23.6 percent increase in RevPAR,

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driven by a 9.5 percentage point increase in occupancy to 81.6 percent and a 9.0 percent rise in ADR. Excluding Silicon Valley, RevPAR for the company’s comparable hotels increased 5.2 percent in the 2006 second quarter and 4.9 percent year to date.

Gross operating profit margins for the company’s comparable hotels grew 130 basis points in the quarter to 47.0 percent and 110 basis points to 45.7 percent for the six months ended June 30, 2006, primarily due to the company’s growth in RevPAR through continued ADR increases. “We are very pleased with our operating margin performance during the quarter. Overall, our operator did a great job.

“Earnings are where we thought they would be at mid-year, and in line with our internal projections,” Fisher said. “Adjusted FFO per share rose 18 percent to $0.39, just short of consensus estimates by $0.01, but we were negatively impacted during the quarter approximately $0.4 million, or $0.01 of FFO, due to share grants to our non-employee trustees that were not in our original guidance. Other than that, the only other item to report from an earnings perspective is that we just renewed our property insurance program for the 12-month period ending May 31, 2007, and our insurance premium is more than doubling. This is almost $0.04 dilutive to FFO on a full-year basis, and accordingly we are lowering the upper end of our original FFO guidance for 2006 to a range of $1.30 to $1.35 for the full year.”

Renovations/Development Update

Fisher noted that the company made significant progress on renovations in the second quarter. “Our conversions in Montvale and Atlantic City and our Embassy Suites development

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in Valencia are well under way. We expect to open the renovated and converted Montvale, N.J. Courtyard by Marriott in early 2007. Following an extended permitting process, Atlantic City is moving along nicely toward a May 2007 opening, just in time for Memorial Day, and our Valencia Embassy Suites development is expected to open in June 2007.” Total expected cost for these three hotels remains unchanged at approximately $45 million.

Acquisitions Update

Fisher noted that the company recently announced five planned hotel acquisitions. “They include four properties—two Residence Inns, a Hilton and Hilton Suites—in southern California that we will acquire from affiliates of RLJ Development; and a brand new prototype Sheraton in Rockville, Md., which we will acquire in an exclusively negotiated transaction with Starwood Hotels. The five properties will add 1,086 total rooms to Innkeepers’ portfolio, for an increase of 12.3 percent. These hotels are in “A” locations with high barriers to new competition. Innkeepers Hospitality will manage all five hotels.

“We have been noticeably absent from the acquisition arena during the first part of the year, as we continued our strategic and selective approach to hotel investments,” he said. “With the acquisition of these five properties, we will accomplish a number of key long-term objectives:

•	We further diversify our geographic distribution both nationally and throughout the state of California;

•	We enter the San Diego market, one of the best and highest-barriers-to-entry hotel markets in the nation;

•	We are executing on our strategy of opportunistically acquiring upscale full-service hotels, increasing our product diversification with the addition of two Hiltons and a Sheraton hotel to our portfolio.

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Fisher said that the company has an active acquisition pipeline and continues to target premium branded upscale extended-stay and select-service hotels, the core of the company’s portfolio; selected full-service hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry’s leading brands, with all targets located in major markets with multiple demand generators and high barriers to new competition. “We also will selectively consider development opportunities where it makes economic sense or in markets where the cost of building a new hotel is comparable to or lower than prices for existing hotels.”

Capital Structure

Dennis Craven, chief financial officer, pointed out that the company continues to maintain one of the industry’s strongest capital structures and lowest-levered balance sheets. “Our debt to investment in hotels at cost ratio is a low 26 percent as of June 30, 2006. Our weighted average interest rate on our total debt is 7.3 percent, and 72 percent of our total debt is at fixed rates. We have approximately $67 million outstanding on our line of credit after paying down approximately $10 million during the quarter.

“We expect to borrow in September approximately $200 million of 10-year non-recourse, fixed-rate debt to fund our recently announced acquisitions, including the southern California portfolio and the Sheraton Rockville. We locked in rates on Friday at a very attractive weighted average rate of approximately 5.99 percent. The debt will be interest only for the first three years and carry a 30-year amortization period.

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“Upon completion of this financing, our weighted average interest rate on fixed rate debt will drop 100 basis points from 7.8 percent to 6.8 percent, our debt to investment in hotels at cost ratio will be approximately 40 percent and our average maturity will increase from 3.7 years to 6.8 years.”

Dividend

The dividend for the second quarter was maintained at a rate of $0.15. The company is currently reviewing its dividend for the third quarter and based on its projections for continued sustainable growth, will announce any change in dividend rate following its board meeting in late August.

Earnings Guidance

The company is re-affirming the following range of estimates for 2006, based on assumed RevPAR growth of 6 percent to 8 percent for the year (forecasted financial results do not include any assumptions for future acquisitions, developments, dispositions or capital markets transactions), except for a slight reduction in the upper end of its previously announced FFO and EBITDA guidance due to the non-employee trustee share grant and higher than expected property insurance costs for earthquake and windstorm coverage:

•	Adjusted FFO per share of $1.30 to $1.35 for the year;

•	Adjusted EBITDA of $98 million to $101 million for the year;

See reconciliations of net income applicable to common shareholders to FFO per share, Adjusted FFO per share and Adjusted EBITDA included in the tables of this press release. FFO per share, Adjusted FFO per share, and Adjusted EBITDA are not GAAP financial measures and are discussed in further detail in this press release.

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The company will hold a webcast of its second quarter 2006 conference call today, August 8, 2006, at 11 a.m. Eastern time. Interested parties may go to the company’s Web site and click on Conference Calls. They also may listen to an archived web cast of the conference call on the Web site, or may dial (800) 405-2236, pass code 11065835, to hear a telephone replay. The archived web cast and telephone replay will be available through Tuesday, August 15, 2006.

Innkeepers USA Trust owns 70 hotels with a total of 8,818 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring or developing premium-branded upscale extended-stay and select-service hotels, the core of the company’s portfolio; selected full-service hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry’s leading brands. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends (EBITDA), and (vi) Adjusted EBITDA. The following explains why we believe these measures, when considered along with earnings per share, calculated in accordance with GAAP, help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO, FFO per share,

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Adjusted FFO (defined below) and Adjusted FFO per share provide useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other real estate investment trusts use FFO as a measure of their financial and operating performance, and therefore provides another basis of comparison for management. FFO, as defined, adds back historical cost depreciation. Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period of time. In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful supplemental measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO. Additionally, FFO per share and Adjusted FFO per share targets have historically been used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition. The company defines Adjusted FFO as FFO (as defined by NAREIT), adjusted for non-recurring and/or non-cash items, including discontinued operations and impairment losses. FFO, Adjusted FFO, FFO per share, Adjusted FFO per share are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends. The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gains (losses) from sales of property, discontinued operations and impairment losses. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other businesses measure their performance, in part, by their EBITDA results, which provides another basis for comparison between companies. EBITDA and Adjusted EBITDA are also factors in management’s evaluation of the financial and operating performance of the company, hotel level performance, investment opportunities, dispositions and financing transactions. EBITDA and Adjusted EBITDA are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies.

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These measures do not reflect certain expenses that the company incurred and will incur, such as depreciation and interest (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be considered as an alternative to net income, net cash provided by operating activities, or any other financial and operating performance measure prescribed by GAAP. These measures should only be used in conjunction with GAAP measures.

Forward-Looking Statement Safe Harbor

This press release, and other publicly available information on the Company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as “should”, “may”, “believe” and “estimate”, or assumptions, estimates or forecasts about future hotel and Company performance and results, and the Company’s future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the Company’s expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses), (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices, or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company’s key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington, DC, etc.), (iv) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (v) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) risk that the Company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (viii) risks related to an increasing focus on development, including permitting risks, increasing the proportion of Company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (ix) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the Company’s hotels in particular, (x) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xi) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting

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wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.). The Company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the Company’s expectation, or for any other reason.

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Hotel operating
Rooms	$68,361	$60,342	$128,907	$113,373
Food and beverage	2,596	1,617	4,674	1,916
Telephone	359	467	720	859
Other	1,714	1,496	3,222	2,767
Corporate
Other	160	148	269	254

Total revenue	73,190	64,070	137,792	119,169

Expenses:
Hotel operating
Rooms	13,455	12,578	26,103	23,778
Food and beverage	1,925	1,103	3,508	1,339
Telephone	792	722	1,539	1,405
Other	738	653	1,468	1,248
General and administrative	7,025	6,002	13,426	11,692
Franchise and marketing fees	4,638	4,177	8,762	7,950
Amortization of deferred franchise conversion	292	293	584	656
Advertising and promotions	2,401	2,025	4,651	3,713
Utilities	2,924	2,610	6,374	5,571
Repairs and maintenance	3,348	3,440	6,118	5,864
Management fees	2,189	1,770	4,144	3,562
Amortization of deferred lease acquisition	131	131	261	262
Insurance	424	393	838	780
Corporate
Depreciation	9,360	8,767	18,577	17,269
Amortization of franchise fees	29	18	47	35
Ground rent	139	130	278	259
Interest	5,168	4,241	10,217	9,149
Amortization of loan origination fees	213	225	431	435
Property taxes and insurance	3,159	3,112	6,185	6,005
General and administrative	2,068	1,853	4,530	3,891
Amortization of unearned compensation	744	158	1,102	255
Other charges (income)	58	355	(446)	3,053

Total expenses	61,220	54,756	118,697	108,171

Income before minority interest	11,970	9,314	19,095	10,998
Minority interest, common	(95)	(97)	(150)	(77)
Minority interest, preferred	(502)	(1,068)	(1,547)	(2,136)

Income from continuing operations	11,373	8,149	17,398	8,785
Loss from discontinued operations	—	(73)	—	(127)
Gain on sale of assets from discontinued operations	—	—	75	1,490

Net income	11,373	8,076	17,473	10,148
Preferred share dividends	(2,900)	(2,900)	(5,800)	(5,800)

Net income applicable to common shareholders	$8,473	$5,176	$11,673	$4,348

Earnings per share data:
Basic – continuing operations	$0.19	$0.12	$0.27	$0.07

Basic	$0.19	$0.12	$0.27	$0.11

Basic – weighted average shares	43,775,827	42,688,201	43,373,838	41,258,447

Diluted – continuing operations	$0.19	$0.12	$0.27	$0.07

Diluted	$0.19	$0.12	$0.27	$0.10

Diluted – weighted average shares	44,054,383	42,867,121	43,681,970	41,429,414

Per share dividends to common shareholders	$0.15	$0.10	$0.30	$0.16

INNKEEPERS USA TRUST

CALCULATION OF FFO, EBITDA AND RECONCILIATION TO NET INCOME APPLICABLE TO COMMON SHAREHOLDERS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
	2006	2005	2006	2005
CALCULATION OF FFO
Net income applicable to common shareholders	$8,473	$5,176	$11,673	$4,348
Depreciation	9,360	8,767	18,577	17,269
Gain on sale of hotels included in discontinued operations	—	—	(75)	(1,490)
Minority interest, preferred	502	1,068	1,547	2,136
Minority interest, common	95	97	150	77

Diluted FFO	$18,430	$15,108	$31,872	$22,340

Weighted average number of common shares and common share equivalents	47,834,841	47,460,990	47,810,131	46,156,166

FFO per share	$0.39	$0.32	$0.67	$0.48

FFO	18,430	15,108	31,872	22,340
Other charges	58	355	(446)	3,053
Discontinued operations	—	73	—	127

Adjusted FFO	$18,488	$15,536	$31,426	$25,520

Adjusted FFO per share	$0.39	$0.33	$0.66	$0.55

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
	2006	2005	2006	2005
CALCULATION OF EBITDA
Net income applicable to common shareholders	$8,473	$5,176	$11,673	$4,348
Interest	5,168	4,241	10,217	9,149
Depreciation and amortization	10,769	9,592	21,002	18,912
Minority interest, common	95	97	150	77
Minority interest, preferred	502	1,068	1,547	2,136
Preferred share dividends	2,900	2,900	5,800	5,800

EBITDA	$27,907	$23,074	$50,389	$40,422

Other charges	58	355	(446)	3,053
Discontinued operations	—	73	—	127
Gain on sale of hotels included in discontinued operations	—	—	(75)	(1,490)

Adjusted EBITDA	$27,965	$23,502	$49,868	$42,112

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2006	December 31, 2005
	(unaudited)	(audited)
ASSETS
Investment in hotels:
Land and improvements	$150,134	$150,375
Buildings and improvements	756,090	754,131
Furniture and equipment	110,550	106,944
Renovations in process	17,147	4,534
Hotels under development	5,628	4,413

	1,039,549	1,020,397
Accumulated depreciation	(248,656)	(230,139)

Net investment in hotels	790,893	790,258

Cash and cash equivalents	13,704	11,897
Restricted cash and cash equivalents	7,898	6,675
Accounts receivable, net	5,546	6,124
Prepaid and other	4,415	2,478
Deferred and other	19,769	19,546

Total assets	$842,225	$836,978

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$269,071	$269,426
Accounts payable and accrued expenses	21,414	15,956
Payable to manager	157	236
Franchise conversion fee obligations	10,450	10,714
Distributions payable	9,416	9,645

Total liabilities	310,508	305,977

Minority interest in Partnership	5,689	47,982

Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 shares issued and outstanding	145,000	145,000
Common shares, $0.01 par value, 100,000,000 shares authorized, 45,182,011 and 42,874,412 issued and outstanding, respectively	452	429
Additional paid-in capital	503,478	460,873
Unearned compensation	—	(1,939)
Distributions in excess of earnings	(122,902)	(121,344)

Total shareholders’ equity	526,028	483,019

Total liabilities and shareholders’ equity	$842,225	$836,978

INNKEEPERS USA TRUST

DEBT COMPOSITION

As of June 30, 2006

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate		Maturity Date	Encumbered Properties
Unsecured Line of Credit(1)	$66,574	6.68%		July 2007	—
Industrial Revenue Bonds(1)	$10,000	3.50%		December 2014	—
Term Loan #1	$22,572	8.17%		October 2007	8
Term Loan #2	$34,210	8.15%		March 2009	8
Term Loan #3	$27,784	7.02%		April 2010	7
Term Loan #4	$44,970	7.16%		October 2009	6
Term Loan #5	$49,087	7.75%		January 2011	6
Mortgage	$12,514	10.35%		June 2010	1
Adjustments (4)	$1,360	—		—	—

TOTAL	$269,071	7.33	%(2)	3.7 years(3)	36

(1)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%
(2)	Weighted average calculated using the stated interest rate
(3)	Weighted average maturity
(4)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)

INNKEEPERS USA TRUST

OTHER DATA

(in thousands, except shares data)

	June 30, 2006	June 30, 2005
CAPITALIZATION
Common share market capitalization	$781,000	$641,000
Total market capitalization	$969,000	$1,053,000
Common share closing price	$17.28	$14.94
Common share dividend(1)	$0.60	$0.28
Common share dividend yield(1)	3.5%	1.9%
Preferred share closing price	$24.70	$25.57
Preferred share dividend(2)	$2.00	$2.00
Preferred share dividend yield(2)	8.1%	7.8%

DEBT COVERAGE
Debt weighted average interest rate	7.3%	7.3%
Debt to investment in hotel properties, at cost	26%	26%
Debt and preferred shares to investment in hotel properties	40%	41%
Debt to market capitalization	28%	25%
Debt and preferred shares to market capitalization	43%	39%

LIQUIDITY/FLEXIBILITY
Debt due 2005	—	$3,175
Debt due 2006	$2,908	$6,399
Debt due 2007	$93,449	$83,140
Debt due 2008	$5,267	$6,006
Debt due 2009 and thereafter	$167,447	$164,889
Unencumbered hotel assets(3)	48%	48%
Unsecured Line of Credit outstanding balance	$66,574	$55,574
Unsecured Line of Credit available balance(4)	$56,900	$68,400

SHARES AND UNITS OUTSTANDING
Common Shares	45,182,011	42,874,412
Common Partnership Units	666,891	709,400
Preferred Partnership Units	1,825,554	3,884,469
Preferred Shares	5,800,000	5,800,000

(1)	Regular common share dividends declared for the trailing twelve months ended June 30, 2006 and 2005.
(2)	Regular annual preferred share dividends.
(3)	Based upon the number of hotels.
(4)	The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings. The $135 million revolving unsecured line of credit available balance has been reduced by $11.5 million in letters of credit at June 30, 2006.

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

	June 30, 2006	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2006	2005		2006	2005
PORTFOLIO(1)
Average Daily Rate		$112.30	$104.14	7.84%	$111.00	$103.40	7.35%
Occupancy		78.55%	78.70%	-0.19%	75.83%	75.53%	0.40%
RevPAR		$88.22	$81.97	7.62%	$84.17	$78.10	7.77%

Number of hotel properties	65
Percent of total rooms	100.0%
Percent of room revenue(2)	100.0%

BY SEGMENT
Upscale Extended Stay
Average Daily Rate		$112.01	$103.55	8.17%	$110.73	$102.72	7.80%
Occupancy		80.84%	81.39%	-0.68%	78.53%	78.28%	0.32%
RevPAR		$90.55	$84.29	7.43%	$86.96	$80.41	8.15%

Number of hotel properties	49
Percent of total rooms	74.7%
Percent of room revenue(2)	77.2%

Upscale(1)
Average Daily Rate		$149.07	$140.40	6.18%	$139.20	$129.94	7.13%
Occupancy		80.13%	69.00%	16.13%	75.17%	68.98%	8.97%
RevPAR		$119.45	$96.87	23.31%	$104.64	$89.63	16.75%

Number of hotel properties	3
Percent of total rooms	5.7%
Percent of room revenue(2)	7.2%

Mid Priced(1)
Average Daily Rate		$101.09	$96.40	4.87%	$102.76	$98.39	4.44%
Occupancy		69.34%	71.28%	-2.72%	65.66%	66.92%	-1.88%
RevPAR		$70.10	$68.71	2.02%	$67.48	$65.84	2.49%

Number of hotel properties	13
Percent of total rooms	19.6%
Percent of room revenue(2)	15.7%

BY FRANCHISE AFFILIATION
Residence Inn
Average Daily Rate		$112.19	$103.34	8.56%	$110.91	$102.80	7.89%
Occupancy		80.64%	80.92%	-0.35%	78.37%	77.58%	1.02%
RevPAR		$90.47	$83.62	8.19%	$86.92	$79.75	8.99%

Number of hotel properties	42
Percent of total rooms	63.5%
Percent of room revenue(2)	65.6%

Summerfield Suites
Average Daily Rate		$104.93	$98.63	6.39%	$103.84	$96.74	7.34%
Occupancy		82.46%	83.84%	-1.65%	78.87%	82.14%	-3.98%
RevPAR		$86.52	$82.70	4.62%	$81.90	$79.46	3.07%

Number of hotel properties	6
Percent of total rooms	9.4%
Percent of room revenue(2)	9.1%

	June 30, 2006	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2006	2005		2006	2005
Hampton Inn(1)
Average Daily Rate		$103.30	$97.47	5.98%	$103.76	$97.57	6.34%
Occupancy		70.12%	70.67%	-0.78%	64.66%	65.29%	-0.96%
RevPAR		$72.44	$68.88	5.17%	$67.10	$63.71	5.32%

Number of hotel properties	11
Percent of total rooms	16.7%
Percent of room revenue(2)	13.3%
BY MANAGEMENT COMPANY
Innkeepers Hospitality Management(1)(3)(4)
Average Daily Rate		$111.24	$103.39	7.59%	$110.53	$103.09	7.22%
Occupancy		78.57%	79.12%	-0.70%	76.02%	75.98%	0.05%
RevPAR		$87.40	$81.80	6.85%	$84.02	$78.33	7.26%

Number of hotel properties	64
Percent of total rooms	97.3%
Percent of room revenue(2)	97.1%

Third Party Managed
Average Daily Rate		$150.36	$137.51	9.34%	$129.79	$117.68	10.29%
Occupancy		78.10%	63.88%	22.26%	68.86%	59.11%	16.49%
RevPAR		$117.43	$87.84	33.69%	$89.37	$69.56	28.48%

Number of hotel properties	1
Percent of total rooms	2.7%
Percent of room revenue(2)	2.9%

BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$110.12	$106.17	3.72%	$107.77	$102.88	4.75%
Occupancy		73.74%	73.55%	0.26%	68.78%	69.91%	-1.62%
RevPAR		$81.20	$78.08	4.00%	$74.12	$71.92	3.06%

Number of hotel properties	4
Percent of total rooms	4.6%
Percent of room revenue(2)	4.1%

Middle Atlantic(1) [NY, NJ, PA]
Average Daily Rate		$111.74	$110.23	1.37%	$110.82	$106.82	3.74%
Occupancy		76.92%	78.91%	-2.52%	71.50%	74.74%	-4.34%
RevPAR		$85.95	$86.99	-1.20%	$79.24	$79.84	-0.75%

Number of hotel properties	10
Percent of total rooms	14.2%
Percent of room revenue(2)	13.3%

South Atlantic(1) [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$123.34	$110.54	11.58%	$121.68	$111.06	9.56%
Occupancy		75.46%	76.11%	-0.85%	73.84%	75.49%	-2.19%
RevPAR		$93.07	$84.14	10.61%	$89.84	$83.84	7.16%

Number of hotel properties	15
Percent of total rooms	23.8%
Percent of room revenue(2)	25.5%

	June 30, 2006	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2006	2005		2006	2005
East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$96.77	$92.94	4.12%	$95.48	$91.65	4.18%
Occupancy		75.57%	75.22%	0.47%	72.17%	70.74%	2.02%
RevPAR		$73.13	$69.91	4.61%	$68.90	$64.84	6.26%

Number of hotel properties	12
Percent of total rooms	16.7%
Percent of room revenue(2)	13.6%

East South Central(1) [KY, TN, AL, MS]
Average Daily Rate		$96.83	$92.06	5.18%	$92.19	$85.76	7.50%
Occupancy		82.72%	85.04%	-2.73%	77.32%	81.59%	-5.23%
RevPAR		$80.10	$78.29	2.31%	$71.28	$69.97	1.87%

Number of hotel properties	2
Percent of total rooms	2.2%
Percent of room revenue(2)	1.9%

West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$83.59	$83.81	-0.26%	$83.57	$81.46	2.59%
Occupancy		91.64%	86.21%	6.30%	88.18%	84.98%	3.77%
RevPAR		$76.60	$72.25	6.02%	$73.69	$69.23	6.44%

Number of hotel properties	1
Percent of total rooms	0.8%
Percent of room revenue(2)	0.7%

West South Central [AR, LA, OK, TX]
Average Daily Rate		$105.59	$93.94	12.40%	$102.78	$93.07	10.43%
Occupancy		79.75%	86.55%	-7.86%	80.59%	82.81%	-2.68%
RevPAR		$84.21	$81.31	3.57%	$82.83	$77.07	7.47%

Number of hotel properties	5
Percent of total rooms	8.7%
Percent of room revenue(2)	8.5%

Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$97.78	$92.34	5.89%	$95.30	$91.54	4.11%
Occupancy		79.80%	81.05%	-1.54%	77.21%	73.39%	5.21%
RevPAR		$78.03	$74.84	4.26%	$73.58	$67.18	9.53%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	3.1%

Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$119.24	$108.89	9.51%	$118.89	$109.45	8.62%
Occupancy		83.85%	80.45%	4.23%	81.45%	77.14%	5.59%
RevPAR		$99.98	$87.60	14.13%	$96.83	$84.43	14.69%

Number of hotel properties	14
Percent of total rooms	25.4%
Percent of room revenue(2)	29.2%

	June 30, 2006	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2006	2005		2006	2005
BY SELECTED MSA
Atlanta
Average Daily Rate		$108.91	$95.79	13.70%	$109.36	$97.55	12.11%
Occupancy		77.11%	72.87%	5.82%	76.62%	73.47%	4.29%
RevPAR		$83.98	$69.80	20.32%	$83.79	$71.68	16.89%

Number of hotel properties	2
Percent of total rooms	3.5%
Percent of room revenue(2)	3.5%

Boston
Average Daily Rate		$102.84	$97.70	5.26%	$101.42	$94.64	7.16%
Occupancy		66.91%	60.20%	11.15%	56.49%	53.64%	5.31%
RevPAR		$68.81	$58.81	17.00%	$57.29	$50.77	12.84%

Number of hotel properties	1
Percent of total rooms	1.2%
Percent of room revenue(2)	0.9%

Chicago
Average Daily Rate		$101.17	$95.16	6.32%	$98.76	$93.44	5.69%
Occupancy		76.03%	73.55%	3.37%	70.65%	67.70%	4.36%
RevPAR		$76.91	$69.99	9.89%	$69.78	$63.26	10.31%

Number of hotel properties	4
Percent of total rooms	7.0%
Percent of room revenue(2)	5.8%

Dallas/Ft. Worth
Average Daily Rate		$95.49	$83.05	14.98%	$92.88	$82.99	11.92%
Occupancy		79.76%	86.87%	-8.18%	80.06%	82.88%	-3.40%
RevPAR		$76.16	$72.14	5.57%	$74.36	$68.79	8.10%

Number of hotel properties	4
Percent of total rooms	6.8%
Percent of room revenue(2)	6.1%

Denver
Average Daily Rate		$97.78	$92.34	5.89%	$95.30	$91.54	4.11%
Occupancy		79.80%	81.05%	-1.54%	77.21%	73.39%	5.21%
RevPAR		$78.03	$74.84	4.26%	$73.58	$67.18	9.53%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	3.1%

Detroit
Average Daily Rate		$97.99	$92.87	5.51%	$99.28	$94.13	5.47%
Occupancy		68.97%	76.77%	-10.16%	69.87%	72.32%	-3.39%
RevPAR		$67.58	$71.30	-5.22%	$69.37	$68.08	1.89%

Number of hotel properties	3
Percent of total rooms	4.5%
Percent of room revenue(2)	3.7%

	June 30, 2006	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2006	2005		2006	2005
Hartford
Average Daily Rate		$115.89	$115.57	0.28%	$113.54	$111.73	1.62%
Occupancy		75.95%	74.40%	2.08%	73.24%	72.06%	1.64%
RevPAR		$88.02	$85.98	2.37%	$83.17	$80.51	3.30%

Number of hotel properties	2
Percent of total rooms	2.4%
Percent of room revenue(2)	2.4%

Philadelphia
Average Daily Rate		$104.62	$103.70	0.89%	$104.13	$100.31	3.81%
Occupancy		81.43%	81.87%	-0.54%	76.78%	79.85%	-3.84%
RevPAR		$85.19	$84.90	0.34%	$79.95	$80.09	-0.17%

Number of hotel properties	4
Percent of total rooms	5.7%
Percent of room revenue(2)	5.5%

Richmond
Average Daily Rate		$106.34	$96.06	10.70%	$104.54	$94.51	10.61%
Occupancy		82.44%	83.34%	-1.08%	78.26%	83.67%	-6.47%
RevPAR		$87.67	$80.06	9.51%	$81.81	$79.08	3.45%

Number of hotel properties	2
Percent of total rooms	2.3%
Percent of room revenue(2)	2.3%

San Francisco/San Jose/Oakland
(Silicon valley)
Average Daily Rate		$119.67	$109.07	9.72%	$120.14	$110.19	9.03%
Occupancy		84.65%	76.77%	10.26%	81.56%	71.95%	13.36%
RevPAR		$101.30	$83.73	20.98%	$97.98	$79.28	23.59%

Number of hotel properties	8
Percent of total rooms	15.0%
Percent of room revenue(2)	17.5%

Seattle/Portland
Average Daily Rate		$121.00	$107.14	12.94%	$117.74	$105.47	11.63%
Occupancy		82.43%	85.28%	-3.34%	81.40%	84.01%	-3.11%
RevPAR		$99.73	$91.37	9.15%	$95.84	$88.60	8.17%

Number of hotel properties	4
Percent of total rooms	6.3%
Percent of room revenue(2)	7.2%

Washington, D.C.(1)
Average Daily Rate		$150.93	$134.40	12.30%	$147.84	$133.00	11.16%
Occupancy		79.71%	80.75%	-1.29%	73.03%	73.35%	-0.44%
RevPAR		$120.31	$108.53	10.85%	$107.97	$97.55	10.68%

Number of hotel properties	4
Percent of total rooms	6.7%
Percent of room revenue(2)	8.7%

(1)	Hotel operating results exclude one hotel property acquired in June 2003 which will be converted to a Courtyard hotel, one hotel property acquired in June 2004 which was converted and opened as a Hampton Inn hotel in August 2005, one hotel property acquired in February 2005 which will be converted to a Courtyard hotel and one Westin hotel acquired in May 2005 and the Bullfinch hotel acquired in November 2005.
(2)	Room revenue for January 1, 2006 to June 30, 2006.
(3)	Operating statistics for hotels acquired in 2005 include room revenue for the applicable periods from the previous owner for those periods prior to our acquisition of the hotels.